Exhibit 99.1

MedMen Announces Resignation of Chief Revenue Officer

02/11/2022

LOS ANGELES--(BUSINESS WIRE)-- MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQB: MMNFF), a leading cannabis retailer with operations across the nation, today announced the Company has received notification from Tracy McCourt, the Company’s Chief Revenue Officer, of her decision to resign, effective March 4, 2022.

“We appreciate Tracy’s contributions to the organization these past 14 months and wish her well in her future endeavors,” said Michael Serruya, MedMen’s CEO & Chairman.

ABOUT MEDMEN:

MedMen is a premier American cannabis retailer with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts, and Florida. MedMen offers a robust selection of high-quality products, including MedMen-owned brands MedMen Red and LuxLyte through its premium retail stores, proprietary delivery service, as well as curbside and in-store pickup. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier, and happier. Learn more about MedMen at www.medmen.com.

MedMen Media Contact:

Lisa Weser
MedMen@Trailblaze.co

MedMen Investor Relations Contact:

Investors@MedMen.com